EXHIBIT 11
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[GRAPHIC OMITTED]
[RYDER SCOTT COMPANY LETTERHEAD]





                                LETTER OF CONSENT




TO:      United States Securities and Exchange Commission


RE: CANADIAN NATURAL RESOURCES LIMITED ("CNRL") - REGISTRATION STATEMENT ON FORM F-9


We consent to the use of our report with respect to the reserves data of Canadian Natural Resources Limited incorporated by reference in its (i) Annual Report (Form 40-F) for the year ended December 31, 2004 and (ii) Registration Statement on Form F-9 (Registration No. 333-104919), filed with the Securities and Exchange Commission.




                                                /s/ RYDER SCOTT COMPANY - CANADA



                                                RYDER SCOTT COMPANY - CANADA



Calgary, Alberta
March 18, 2005